500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
July 25, 2024	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc., Announces Financial Results for Q2 2024

Baton Rouge, La. (July 25, 2024) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended June 30, 2024, including net income available to common shareholders of $15.9 million or $0.62 per diluted common share, increases of $3.6 million and $0.14, respectively, compared to the linked quarter ended March 31, 2024. On a non-GAAP basis, core net income for the quarter ended June 30, 2024, which excludes certain income and expenses, was $16.3 million or $0.64 per diluted common share, increases of $3.5 million and $0.14, respectively, from the linked quarter.

“I am encouraged by our company's performance in the second quarter,” said Jude Melville, president and CEO, “Our bankers' hard work and focus paid off in quarter-over-quarter improvement in earnings, net interest margin, noninterest income, loan and deposit mix and capital accretion. We look forward to continuing that hard work over the course of 2024.”

On Thursday, July 25, 2024, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the second quarter in the amount of $0.14 per share. The preferred and common dividends will be paid on August 31, 2024, or as soon thereafter as practicable, to the shareholders of record as of August 15, 2024.

b1BANK.com

Quarterly Highlights

•Net Interest Margin (NIM) Expansion. For the quarter ended June 30, 2024, net interest income totaled $54.0 million and net interest margin and net interest spread were 3.45% and 2.47%, respectively, compared to $51.5 million, 3.32% and 2.36% from the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.7 million) were 3.34% and 2.37%, respectively, for the quarter ended June 30, 2024, compared to 3.27% and 2.31% (excluding loan discount accretion of $0.8 million) for the linked quarter.

•Noninterest Income Investments. Noninterest income for the quarter ended June 30, 2024, increased $2.8 million or 29.73% from the linked quarter. Significant drivers for the quarter were increased loan sale activity, largely related to a $1.9 million gain on sale from a newly originated USDA loan, as well as increased origination and sale of Small Business Administration (SBA) loans, due to the first quarter acquisition of Waterstone LSP. Additionally, continued progress in the newly formed customer swap business along with improved revenue in service charge fees and debit card and ATM fees improved financial results.
•Deposits. During the quarter ended June 30, 2024, noninterest-bearing deposits increased $15.2 million or 1.17% and money market accounts increased $130.1 million or 7.26%. Deposits decreased $9.1 million or 0.16%, 0.66% annualized, for the quarter ended June 30, 2024, compared to the linked quarter. The decrease in interest-bearing deposits was attributable to strategic reductions of $75.1 million of brokered deposits with a weighted average rate of 5.16%.

•Loan Growth. Loans held for investment increased $74.0 million or 1.45%, 5.85% annualized, from the linked quarter. Loan growth was mostly attributable to the $93.4 million increase in the commercial and industrial (C&I) portfolio. Business First continued the trend of reducing construction and development (C&D) portfolio exposure, with a decrease of $24.6 million from the linked quarter.

•Oakwood Acquisition. On April 25, 2024, Business First announced that it entered into a definitive agreement to acquire Oakwood Bancshares, Inc. (Oakwood) and its wholly-owned subsidiary, Oakwood Bank. Oakwood had approximately $839.7 million of total assets as of March 31, 2024.

b1BANK.com

Statement of Financial Condition

Loans

Loans held for investment increased $74.0 million or 1.45%, 5.85% annualized, from the linked quarter. Loan growth from the linked quarter was largely attributable to net growth in the C&I portfolio of $93.4 million, offset by a $24.6 million reduction in the C&D portfolio.

The North Louisiana region produced 59.57% of net loan growth from the linked quarter based on unpaid principal balance, while the Capital region produced 21.49% and Bayou region produced 20.93%. Based on unpaid principal balances, Texas-based loans represent approximately 36% of the overall loan portfolio as of June 30, 2024.

Credit Quality

Credit quality remained stable during the quarter ended June 30, 2024, compared to the linked quarter. The ratio of nonperforming loans compared to loans held for investment remained unchanged at 0.43% at June 30, 2024, while the ratio of nonperforming assets compared to total assets slightly increased from 0.34% to 0.36% at June 30, 2024. The increase was attributable to increases of $644,000 in other real estate owned and $730,000 in nonperforming loans.

Securities

The securities portfolio increased $2.1 million or 0.25%, from the linked quarter, impacted by $4.9 million in positive fair value adjustments. The securities portfolio, based on estimated fair value, represented 13.05% of total assets as of June 30, 2024.

Deposits
Deposits decreased $9.1 million or 0.16%, 0.66% annualized, for the quarter ended June 30, 2024, compared to the linked quarter. During the quarter ended June 30, 2024, noninterest-bearing deposits increased $15.2 million or 1.17%. The increase in noninterest bearing deposits was attributable to $39.1 million in new account originations as of June 30, 2024. The North Louisiana region produced 37.8% of the new account balances, followed by the Dallas-Fort Worth region and Southwest Louisiana region with 26.3% and 11.5%, respectively.

b1BANK.com

Interest-bearing deposits decreased $24.2 million or 0.57%, compared to the linked quarter. The decrease in interest-bearing deposits was attributable to strategic reductions of $75.1 million of brokered deposits with a weighted average rate of 5.16%.
Money market accounts increased $130.1 million or 7.26% from the linked quarter. The increase in money market balances was attributable to $138.8 million in new account originations with a weighted average rate of 4.88% as of June 30, 2024. The Southwest Louisiana region produced 44.2% of the new account balances, followed by the Texas regions and Southeast Louisiana region with 21.6% and 17.0%, respectively.
Borrowings
Borrowings decreased $1.8 million or 0.42%, from the linked quarter.
Shareholders’ Equity

Accumulated other comprehensive income (AOCI) increased $3.9 million during the second quarter due to positive after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $23.24 at June 30, 2024, compared to $22.64 at March 31, 2024. On a non-GAAP basis, tangible book value per common share increased from $18.61 at March 31, 2024, to $19.22 at June 30, 2024.

Results of Operations
Net Interest Income

For the quarter ended June 30, 2024, net interest income totaled $54.0 million, compared to $51.5 million from the linked quarter. Loan and interest-earning asset yields of 7.07% and 6.38%, respectively, increased 19 and 20 basis points, respectively, compared to 6.88% and 6.18% from the linked quarter. Both ratios were impacted positively by a $900,000 increase in loan discount accretion. Net interest margin and net interest spread were 3.45% and 2.47% compared to 3.32% and 2.36%, respectively, for the linked quarter. The overall cost of funds, which include noninterest-bearing deposits, increased from 3.00% to 3.07% or 7 basis points, from the linked quarter due to higher cost deposits.

b1BANK.com

Non-GAAP net interest income (excluding loan discount accretion of $1.7 million) totaled $52.3 million for the quarter ended June 30, 2024, compared to $50.7 million (excluding loan discount accretion of $0.8 million) from the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.7 million) were 3.34% and 2.37%, respectively, for the quarter ended June 30, 2024, compared to 3.27% and 2.31% (excluding loan discount accretion of $0.8 million) for the linked quarter. Excluding loan discount accretion, loan yields increased 13 basis points to 6.94% from 6.81%, and interest earnings asset yields increased 15 basis points to 6.28% from 6.13%, compared to the linked quarter.
Provision for Credit Losses
During the quarter ended June 30, 2024, Business First recorded a provision for credit losses of $1.3 million, compared to $1.2 million from the linked quarter. The current quarter’s reserve was largely attributable to loan growth and net charge-offs, partially offset by reductions due to changes in the portfolio mix.

Other Income
For the quarter ended June 30, 2024, other income increased $2.8 million or 29.73%, compared to the linked quarter. The net increase was largely attributable to a $2.3 million increase in gain on sales of loans attributable to increased sales of SBA loans and a $1.9 million gain from the sale of a large USDA loan during the quarter ended June 30, 2024 compared to the linked quarter.

Other Expenses
For the quarter ended June 30, 2024, other expenses increased by $588,000 or 1.38%, compared to the linked quarter. The increase was attributable to marginal increases in several categories.
Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 0.95% and 10.94% for the quarter ended June 30, 2024, compared to 0.74% and 8.51%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 0.98% and 11.22% for the quarter ended June 30, 2024, compared to 0.77% and 8.92%, respectively, for the linked quarter.

b1BANK.com

Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Thursday, July 25, 2024, at 4:00 p.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 9962250, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/8tfqtsaw. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.7 billion in assets, $6.1 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

b1BANK.com

Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional Information and Where to Find It
This communication is being made with respect to the proposed transaction involving BFST and Oakwood. This material is not a solicitation of any vote or approval of the Oakwood shareholders and is not a substitute for the proxy statement/prospectus or any other documents that BFST and Oakwood may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

b1BANK.com

In connection with the proposed transaction between BFST and Oakwood, BFST has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of Oakwood and a prospectus of BFST, as well as other relevant documents concerning the proposed transaction. Before making any voting or investment decisions, investors and shareholders are urged to read carefully the Registration Statement and the proxy statement/prospectus regarding the proposed transaction, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Oakwood will mail the proxy statement/prospectus to its shareholders. Shareholders are also urged to carefully review and consider BFST’s public filings with the SEC, including, but not limited to, its proxy statements, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about BFST, may be obtained, free of charge, as they become available at the SEC’s website at www.sec.gov. You will also be able to obtain these documents, when they are filed, free of charge, from BFST at www.b1BANK.com. Copies of the proxy statement/prospectus can also be obtained, when they become available, free of charge, by directing a request to Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, LA 70801, Attention: Corporate Secretary, Telephone: 225-248-7600.

Participants in the Solicitation
BFST, Oakwood and certain of their respective directors, executive officers and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of Oakwood’s shareholders in connection with the proposed transaction. Information about BFST’s directors and executive officers is available in its definitive proxy statement relating to its 2024 annual meeting of shareholders, which was filed with the SEC on April 10, 2024, and other documents filed by BFST with the SEC. Other information regarding the persons who may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of Oakwood’s shareholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023

Balance Sheet Ratios

Loans (HFI) to Deposits	92.80%	91.32%	97.69%
Shareholders' Equity to Assets Ratio	9.91%	9.69%	9.31%

Loans Receivable Held for Investment (HFI)

Commercial	$1,520,392	$1,426,957	$1,309,222
Real Estate:
Commercial	2,198,119	2,215,889	2,132,044
Construction	637,466	662,013	719,080
Residential	743,876	717,007	675,462
Total Real Estate	3,579,461	3,594,909	3,526,586
Consumer and Other	62,999	66,973	62,929
Total Loans (Held for Investment)	$5,162,852	$5,088,839	$4,898,737

Allowance for Loan Losses

Balance, Beginning of Period	$41,165	$40,414	$41,830
Charge-Offs - Quarterly	(1,426)	(533)	(689)
Recoveries - Quarterly	91	141	104
Provision for Loan Losses - Quarterly	1,582	1,143	768
Balance, End of Period	$41,412	$41,165	$42,013

Allowance for Loan Losses to Total Loans (HFI)	0.80%	0.81%	0.86%
Allowance for Credit Losses to Total Loans (HFI)/(1)	0.86%	0.88%	0.93%
Net Charge-Offs (Recoveries) to Average Quarterly Total Loans	0.03%	0.01%	0.01%

Remaining Loan Purchase Discount	$9,690	$11,411	$17,171

Nonperforming Assets

Nonperforming
Nonaccrual Loans	$21,008	$20,778	$17,006
Loans Past Due 90 Days or More	1,355	855	468
Total Nonperforming Loans	22,363	21,633	17,474
Other Nonperforming Assets:
Other Real Estate Owned	1,983	1,339	1,587
Other Nonperforming Assets	—	—	29
Total other Nonperforming Assets	1,983	1,339	1,616
Total Nonperforming Assets	$24,346	$22,972	$19,090

Nonperforming Loans to Total Loans (HFI)	0.43%	0.43%	0.36%
Nonperforming Loans to Total Assets	0.36%	0.34%	0.30%

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Per Share Data

Basic Earnings per Common Share	$0.63	$0.49	$0.73	$1.11	$1.28
Diluted Earnings per Common Share	0.62	0.48	0.73	1.10	1.27
Dividends per Common Share	0.14	0.14	0.12	0.28	0.24
Book Value per Common Share	23.24	22.64	20.87	23.24	20.87

Average Common Shares Outstanding	25,265,495	25,127,187	25,101,683	25,196,079	25,041,124
Average Diluted Common Shares Outstanding	25,395,614	25,429,194	25,333,372	25,412,142	25,278,145
End of Period Common Shares Outstanding	25,502,175	25,485,383	25,344,168	25,502,175	25,344,168

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	0.95%	0.74%	1.18%	0.84%	1.04%
Return to Common Shareholders on Average Common Equity (1)	10.94%	8.51%	13.99%	9.73%	12.39%
Net Interest Margin (1)	3.45%	3.32%	3.63%	3.39%	3.69%
Net Interest Spread (1)	2.47%	2.36%	2.75%	2.42%	2.85%
Efficiency Ratio (2)	65.14%	69.80%	60.76%	67.37%	61.97%

Total Quarterly/Year-to-Date Average Assets	$6,711,173	$6,667,527	$6,274,656	$6,689,350	$6,198,860
Total Quarterly/Year-to-Date Average Common Equity	583,184	577,643	527,325	580,414	521,992

Other Expenses

Salaries and Employee Benefits	$25,523	$25,416	$22,339	$50,939	$45,515
Occupancy and Bank Premises	2,634	2,514	2,406	5,148	4,703
Depreciation and Amortization	1,742	1,676	1,720	3,418	3,430
Data Processing	2,641	2,579	3,035	5,220	4,520
FDIC Assessment Fees	874	828	1,092	1,702	2,025
Legal and Other Professional Fees	1,042	866	961	1,908	1,574
Advertising and Promotions	966	1,145	1,226	2,111	2,374
Utilities and Communications	718	674	720	1,392	1,441
Ad Valorem Shares Tax	900	900	965	1,800	1,930
Directors' Fees	268	282	270	550	539
Other Real Estate Owned Expenses and Write-Downs	71	37	39	108	169
Merger and Conversion-Related Expenses	409	340	68	749	171
Other	5,322	5,265	4,861	10,587	9,990
Total Other Expenses	$43,110	$42,522	$39,702	$85,632	$78,381

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Other Income

Service Charges on Deposit Accounts	$2,537	$2,439	$2,413	$4,976	$4,694
Loss on Sales of Securities	—	(1)	(61)	(1)	(62)
Debit Card and ATM Fee Income	1,950	1,776	1,646	3,726	3,216
Bank-Owned Life Insurance Income	627	579	547	1,206	1,071
Gain on Sales of Loans	2,460	139	494	2,599	1,105
Mortgage Origination Income	35	69	56	104	130
Fees and Brokerage Commission	1,875	1,937	1,791	3,812	3,604
Gain on Sales of Other Real Estate Owned	2	63	14	65	223
Gain/(Loss) on Disposal of Other Assets	(15)	—	14	(15)	9
Gain on Sale of Branch	—	—	—	—	—
Gain on Extinguishment of Debt	—	—	941	—	941
Swap Fee Income	285	229	7	514	13
Pass-Through Income from Other Investments	392	294	2,812	686	2,985
Other	2,028	1,862	1,284	3,890	2,417
Total Other Income	$12,176	$9,386	$11,958	$21,562	$20,346

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income (excluding security sales gains/losses) plus net interest income less gain/loss on sales of securities.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023

Assets

Cash and Due From Banks	$208,051	$185,906	$180,972
Federal Funds Sold	113,587	211,292	173,850
Securities Available for Sale, at Fair Values	875,048	872,903	877,774
Mortgage Loans Held for Sale	680	77	435
Loans and Lease Receivable	5,162,852	5,088,839	4,898,737
Allowance for Loan Losses	(41,412)	(41,165)	(42,013)
Net Loans and Lease Receivable	5,121,440	5,047,674	4,856,724
Premises and Equipment, Net	68,545	68,716	63,037
Accrued Interest Receivable	30,617	29,326	26,861
Other Equity Securities	38,805	34,940	34,824
Other Real Estate Owned	1,983	1,339	1,587
Cash Value of Life Insurance	100,684	100,056	95,302
Deferred Taxes, Net	25,888	26,800	31,553
Goodwill	91,527	91,527	88,543
Core Deposit and Customer Intangibles	10,849	11,372	12,993
Other Assets	16,185	13,630	10,194

Total Assets	$6,703,889	$6,695,558	$6,454,649

Liabilities

Deposits
Noninterest-Bearing	$1,310,204	$1,295,050	$1,429,376
Interest-Bearing	4,253,466	4,277,700	3,585,067
Total Deposits	5,563,670	5,572,750	5,014,443

Securities Sold Under Agreements to Repurchase	18,445	17,207	23,230
Bank Term Funding Program	—	—	300,000
Federal Home Loan Bank Borrowings	305,208	308,206	362,162
Subordinated Debt	99,875	99,933	103,822
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	4,517	3,930	7,666
Other Liabilities	42,644	39,498	37,358

Total Liabilities	6,039,359	6,046,524	839,238

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	25,502	25,485	25,344
Additional Paid-In Capital	397,851	398,511	395,875
Retained Earnings	237,031	224,742	189,115
Accumulated Other Comprehensive Loss	(67,784)	(71,634)	(81,296)

Total Shareholders' Equity	664,530	649,034	600,968

Total Liabilities and Shareholders' Equity	$6,703,889	$6,695,558	$6,454,649

b1BANK.com

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Interest Income:
Interest and Fees on Loans	$90,604	$85,947	$79,223	$176,551	$152,991
Interest and Dividends on Securities	5,933	5,599	5,097	11,532	9,879
Interest on Federal Funds Sold and Due From Banks	3,333	4,465	1,528	7,798	2,470
Total Interest Income	99,870	96,011	85,848	195,881	165,340

Interest Expense:
Interest on Deposits	40,900	38,029	23,680	78,929	42,608
Interest on Borrowings	4,961	6,451	8,842	11,412	16,657
Total Interest Expense	45,861	44,480	32,522	90,341	59,265

Net Interest Income	54,009	51,531	53,326	105,540	106,075

Provision for Credit Losses	1,310	1,186	538	2,496	3,760

Net Interest Income After Provision for Credit Losses	52,699	50,345	52,788	103,044	102,315
	—
Other Income:
Service Charges on Deposit Accounts	2,537	2,439	2,413	4,976	4,694
Loss on Sales of Securities	—	(1)	(61)	(1)	(62)
Gain on Sales of Loans	2,460	139	494	2,599	1,105
Other Income	7,179	6,809	9,112	13,988	14,609
Total Other Income	12,176	9,386	11,958	21,562	20,346

Other Expenses:
Salaries and Employee Benefits	25,523	25,416	22,339	50,939	45,515
Occupancy and Equipment Expense	5,717	5,357	5,112	11,074	10,113
Merger and Conversion-Related Expense	409	340	68	749	171
Other Expenses	11,461	11,409	12,183	22,870	22,582
Total Other Expenses	43,110	42,522	39,702	85,632	78,381

Income Before Income Taxes	21,765	17,209	25,044	38,974	44,280

Provision for Income Taxes	4,559	3,639	5,305	8,198	9,516

Net Income	17,206	13,570	19,739	30,776	34,764

Preferred Stock Dividends	1,350	1,350	1,350	2,700	2,700

Net Income Available to Common Shareholders	$15,856	$12,220	$18,389	$28,076	$32,064

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate

Assets
Interest Earning Assets:
Total Loans	$5,153,642	$90,604	7.07%	$5,026,937	$85,947	6.88%	$4,861,783	$79,223	6.54%
Securities	891,384	5,933	2.68%	888,933	5,599	2.53%	916,421	5,097	2.23%
Interest-Bearing Deposit in Other Banks	246,590	3,333	5.44%	330,260	4,465	5.44%	117,086	1,528	5.23%
Total Interest Earning Assets	6,291,616	99,870	6.38%	6,246,130	96,011	6.18%	5,895,290	85,848	5.84%
Allowance for Loan Losses	(41,450)			(40,526)			(42,010)
Noninterest- Earning Assets	461,007			461,923			421,376
Total Assets	$6,711,173	$99,870		$6,667,527	$96,011		$6,274,656	$85,848

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$4,268,207	$40,900	3.85%	$4,072,600	$38,029	3.76%	$3,405,221	$23,680	2.79%
Subordinated Debt	99,913	1,354	5.45%	99,972	1,356	5.46%	108,619	1,251	4.62%
Subordinated Debt - Trust Preferred Securities	5,000	113	9.09%	5,000	113	9.09%	5,000	108	8.66%
Bank Term Funding Program	—	—	—%	260,440	2,788	4.31%	384,816	4,309	4.49%
Advances from Federal Home Loan Bank (FHLB)	324,691	3,372	4.18%	223,501	2,094	3.77%	298,324	3,038	4.08%
Other Borrowings	19,164	122	2.56%	16,116	100	2.50%	22,109	136	2.47%
Total Interest-Bearing Liabilities	$4,716,975	$45,861	3.91%	$4,677,629	$44,480	3.82%	$4,224,089	$32,522	3.09%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,297,085			$1,282,815			$1,410,983
Other Liabilities	41,999			57,510			40,329
Total Noninterest-Bearing Liabilities	1,339,084			1,340,325			1,451,312
Shareholders' Equity:
Common Shareholders' Equity	583,184			577,643			527,325
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	655,114			649,573			599,255
Total Liabilities and Shareholders' Equity	$6,711,173			$6,667,527			$6,274,656

Net Interest Spread			2.47%			2.36%			2.75%
Net Interest Income		$54,009			$51,531			$53,326
Net Interest Margin			3.45%			3.32%			3.63%

Overall Cost of Funds			3.07%			3.00%			2.31%
Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
(Dollars in thousands)	June 30, 2024			June 30, 2023
	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate
Assets

Interest Earning Assets:
Total Loans	$5,090,289	$176,551	6.97%	$4,790,843	$152,991	6.44%
Securities	890,158	11,532	2.61%	921,958	9,879	2.16%
Interest-Bearing Deposit in Other Banks	288,426	7,798	5.44%	87,282	2,470	5.71%
Total Interest Earning Assets	6,268,873	195,881	6.28%	5,800,083	165,340	5.75%
Allowance for Loan Losses	(40,988)			(41,772)
Noninterest- Earning Assets	461,465			440,549
Total Assets	$6,689,350	$195,881		$6,198,860	$165,340

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$4,170,406	$78,929	3.81%	$3,372,358	$42,608	2.55%
Subordinated Debt	99,942	2,710	5.45%	109,634	2,640	4.86%
Subordinated Debt - Trust Preferred Securities	5,000	226	9.09%	5,000	206	8.31%
Bank Term Funding Program	130,220	2,788	4.31%	207,411	4,689	4.56%
Advances from Federal Home Loan Bank (FHLB)	274,096	5,466	4.01%	410,348	8,880	4.36%
Other Borrowings	17,640	222	2.53%	21,502	242	2.27%
Total Interest-Bearing Liabilities	$4,697,304	$90,341	3.87%	$4,126,253	$59,265	2.90%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,289,948			$1,442,084
Other Liabilities	49,754			36,601
Total Noninterest-Bearing Liabilities	1,339,702			1,478,685
Shareholders' Equity:
Common Shareholders' Equity	580,414			521,992
Preferred Equity	71,930			71,930
Total Shareholders' Equity	652,344			593,922
Total Liabilities and Shareholders' Equity	$6,689,350			$6,198,860

Net Interest Spread			2.42%			2.85%
Net Interest Income		$105,540			$106,075
Net Interest Margin			3.39%			3.69%

Overall Cost of Funds			3.03%			2.15%

Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Interest Income:
Interest income	$99,870	$96,011	$85,848	$195,881	$165,340
Core interest income	99,870	96,011	85,848	195,881	165,340
Interest Expense:
Interest expense	45,861	44,480	32,522	90,341	59,265
Core interest expense	45,861	44,480	32,522	90,341	59,265
Provision for Credit Losses: (b)
Provision for credit losses	1,310	1,186	538	2,496	3,760
Core provision expense	1,310	1,186	538	2,496	3,760
Other Income:
Other income	12,176	9,386	11,958	21,562	20,346
Losses on former bank premises and equipment	—	(50)	—	(50)	—
Losses on sale of securities	—	1	61	1	62
Gain on extinguishment of debt	—	—	(941)	—	(941)
Core other income	12,176	9,337	11,078	21,513	19,467
Other Expense:
Other expense	43,110	42,522	39,702	85,632	78,381
Acquisition-related expenses (2)	(419)	(715)	(68)	(1,134)	(171)
Occupancy and bank premises - storm repair	—	—	—	—	—
Core other expense	42,691	41,807	39,634	84,498	78,210
Pre-Tax Income: (a)
Pre-tax income	21,765	17,209	25,044	38,974	44,280
Losses on former bank premises and equipment	—	(50)	—	(50)	—
Losses on sale of securities	—	1	61	1	62
Gain on extinguishment of debt	—	—	(941)	—	(941)
Acquisition-related expenses (2)	419	715	68	1,134	171
Occupancy and bank premises - storm repair	—	—	—	—	—
Core pre-tax income	22,184	17,875	24,232	40,059	43,572
Provision for Income Taxes: (1)
Provision for income taxes	4,559	3,639	5,305	8,198	9,516
Tax on losses on former bank premises and equipment	—	(11)	—	(11)	—
Tax on losses on sale of securities	—	—	13	—	13
Gain on extinguishment of debt	—	—	(199)	—	(199)
Tax on acquisition-related expenses (2)	2	89	14	91	20
Tax on occupancy and bank premises - storm repair	—	—	—	—	—

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Core provision for income taxes	4,561	3,717	5,133	8,278	9,350

Preferred Dividends:
Preferred dividends	1,350	1,350	1,350	2,700	2,700
Core preferred dividends	1,350	1,350	1,350	2,700	2,700
Net Income Available to Common Shareholders:
Net income available to common shareholders	15,856	12,220	18,389	28,076	32,064
Losses on former bank premises and equipment, net of tax	—	(39)	—	(39)	—
Losses on sale of securities, net of tax	—	1	48	1	49
Gain on extinguishment of debt, net of tax	—	—	(742)	—	(742)
Acquisition-related expenses (2), net of tax	417	626	54	1,043	151
Occupancy and bank premises - storm repair, net of tax	—	—	—	—	—
Core net income available to common shareholders	$16,273	$12,808	$17,749	$29,081	$31,522
Pre-tax, pre-provision earnings available to common shareholders (a+b)	$23,075	$18,395	$25,582	$41,470	$48,040
Losses on former bank premises and equipment	—	(50)	—	(50)	—
Loss on sale of securities	—	1	61	1	62
Gain on extinguishment of debt	—	—	(941)	—	(941)
Acquisition-related expenses (2)	419	715	68	1,134	171
Occupancy and bank premises - storm repair	—	—	—	—	—
Core pre-tax, pre-provision earnings	$23,494	$19,061	$24,770	$42,555	$47,332

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Average Diluted Common Shares Outstanding	25,395,614	25,429,194	25,333,372	25,412,142	25,278,145

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.62	$0.48	$0.73	$1.10	$1.27
Losses on former bank premises and equipment, net of tax	—	—	—	—	—
Loss on sale of securities, net of tax	—	—	—	—	—
Gain on extinguishment of debt, net of tax	—	—	(0.03)	—	(0.03)
Acquisition-related expenses (2), net of tax	0.02	0.02	—	0.04	0.01
Occupancy and bank premises -storm repair, net of tax	—	—	—	—	—
Core diluted earnings per common share	$0.64	$0.50	$0.70	$1.14	$1.25

Pre-tax, pre-provision profit diluted earnings per common share	$0.91	$0.72	$1.01	$1.63	$1.90
Losses on former bank premises and equipment	—	—	—	—	—
Loss on sale of securities	—	—	—	—	—
Gain on extinguishment of debt	—	—	(0.04)	—	(0.04)
Acquisition-related expenses (2)	0.02	0.03	0.01	0.04	0.01
Occupancy and bank premises - storm repair	—	—	—	—	—
Core pre-tax, pre-provision diluted earnings per common share	$0.93	$0.75	$0.98	$1.67	$1.87

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2024 and 2023. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023

Total Shareholders' (Common) Equity:
Total shareholders' equity	$664,530	$649,034	$600,968
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	592,600	577,104	529,038
Goodwill	(91,527)	(91,527)	(88,543)
Core deposit and customer intangible	(10,849)	(11,372)	(12,993)
Total tangible common equity	$490,224	$474,205	$427,502

Total Assets:
Total assets	$6,703,889	$6,695,558	$6,454,649
Goodwill	(91,527)	(91,527)	(88,543)
Core deposit and customer intangible	(10,849)	(11,372)	(12,993)
Total tangible assets	$6,601,513	$6,592,659	$6,353,113

Common shares outstanding	25,502,175	25,485,383	25,344,168

Book value per common share	$23.24	$22.64	$20.87
Tangible book value per common share	$19.22	$18.61	$16.87
Common equity to total assets	8.84%	8.62%	8.20%
Tangible common equity to tangible assets	7.43%	7.19%	6.73%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Total Quarterly Average Assets	$6,711,173	$6,667,527	$6,274,656	$6,689,350	$6,198,860
Total Quarterly Average Common Equity	$583,184	$577,643	$527,325	$580,414	$521,992

Net Income Available to Common Shareholders:
Net income available to common shareholders	$15,856	$12,220	$18,389	$28,076	$32,064
Gain on former bank premises and equipment, net of tax	—	(39)	—	(39)	—
Loss on sale of securities, net of tax	—	1	48	1	49
Gain on sale of branch, net of tax	—	—	(742)	—	(742)
Acquisition-related expenses, net of tax	417	626	54	1,043	151
Write-down on former bank premises, net of tax	—	—	—	—	—
Core net income available to common shareholders	$16,273	$12,808	$17,749	$29,081	$31,522

Return to common shareholders on average assets (annualized) (2)	0.95%	0.74%	1.18%	0.84%	1.04%
Core return on average assets (annualized) (2)	0.98%	0.77%	1.13%	0.87%	1.03%
Return to common shareholders on average common equity (annualized) (2)	10.94%	8.51%	13.99%	9.73%	12.39%
Core return on average common equity (annualized) (2)	11.22%	8.92%	13.50%	10.08%	12.18%

Interest Income:
Interest income	$99,870	$96,011	$85,848	$195,881	$165,340
Core interest income	99,870	96,011	85,848	195,881	165,340
Interest Expense:
Interest expense	45,861	44,480	32,522	90,341	59,265
Core interest expense	45,861	44,480	32,522	90,341	59,265
Other Income:
Other income	12,176	9,386	11,958	21,562	20,346
Gain on former bank premises and equipment	—	(50)	—	(50)	—
Loss on sale of securities	—	1	61	1	62
Gain on sale of branch	—	—	(941)	—	(941)
Core other income	12,176	9,337	11,078	21,513	19,467
Other Expense:
Other expense	43,110	42,522	39,702	85,632	78,381
Acquisition-related expenses	(419)	(715)	(68)	(1,134)	(171)
Write-down on former bank premises	—	—	—	—	—
Core other expense	$42,691	$41,807	$39,634	$84,498	$78,210

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Efficiency Ratio:
Other expense (a)	$43,110	$42,522	$39,702	$85,632	$78,381
Core other expense (c)	$42,691	$41,807	$39,634	$84,498	$78,210
Net interest and other income (1) (b)	$66,185	$60,918	$65,345	$127,103	$126,483
Core net interest and other income (1) (d)	$66,185	$60,868	$64,404	$127,053	$125,542
Efficiency ratio (a/b)	65.14%	69.80%	60.76%	67.37%	61.97%
Core efficiency ratio (c/d)	64.50%	68.68%	61.54%	66.51%	62.30%

Total Average Interest-Earnings Assets	$6,291,616	$6,246,130	$5,895,290	$6,268,873	$5,800,083

Net Interest Income:
Net interest income	$54,009	$51,531	$53,326	$105,540	$106,075
Loan discount accretion	$(1,695)	$(785)	$(2,059)	$(2,480)	$(4,971)
Net interest income excluding loan discount accretion	$52,314	$50,746	$51,267	$103,060	$101,104

Net interest margin (2)	3.45%	3.32%	3.63%	3.39%	3.69%
Net interest margin excluding loan discount accretion (2)	3.34%	3.27%	3.49%	3.31%	3.52%
Net interest spread (2)	2.47%	2.36%	2.75%	2.42%	2.85%
Net interest spread excluding loan discount accretion (2)	2.37%	2.31%	2.61%	2.34%	2.68%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.

b1BANK.com